GRANT SHERMAN APPRAISAL LIMITED

June 1, 2009

Attention: Mr. Roy Yu, Chief Financial Officer

Dear Sir:

Re: Letter of Consent for the filing of the Form S-1

We hereby consent to the reference in the Registration Statement on Form S-1 by Lihua International, Inc. (the "Registrant"), to the valuation report prepared by our firm under the heading "Managements' Discussion and Analysis – Critical Accounting Policies - Share-Based Payments."

Yours faithfully,

GRANT SHERMAN APPRAISAL LIMITED

Keith Yan
Managing Director

中證
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